UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2010, MasTec, Inc. (the “Company”) held its 2010 Annual Shareholders Meeting (the “Annual Meeting”). At the Annual Meeting:

(a)	the three nominees in the Company’s proxy statement dated April 9, 2010, Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano, were elected to serve as Class III directors until the Company’s 2013 Annual Meeting of Shareholders; and

(b)	the selection of BDO Seidman LLP to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified.

The voting results for each matter are set forth below. The election of the Company’s directors was approved by the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Meeting and the ratification of the Company’s independent registered public accounting firm was approved by a majority of the shares present and voting at the Meeting.

	Votes “For”	Votes “Against”	Votes “Withhold/ Abstain”	Broker Non- Votes
Robert J. Dwyer	52,534,548	0	9,624,245	7,417,233
Frank E. Jaumot	52,531,767	0	9,627,026	7,417,233
Jose S. Sorzano	52,313,544	0	9,845,249	7,417,233

Ratification of BDO Seidman LLP	69,530,132	29,815	16,079	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 2, 2010	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary